UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2016

Date of report (Date of earliest event reported)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-20572	41-0886515
(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road St. Paul, Minnesota	55120
(Address of Principal Executive Offices )	(Zip Code)

(651) 686-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on September 12, 2016. There were 99,195,012 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 91,027,147 shares of common stock were represented in person or by proxy; therefore, a quorum was present. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal No. 1: Election of Directors

Scott P. Anderson, John D. Buck, Jody H. Feragen, Sarena S. Lin, Ellen A. Rudnick, Neil A. Schrimsher, Les C. Vinney and James W. Wiltz were elected directors of the Company to have terms expiring in 2017, and until their successors shall be elected and duly qualified. The results of the vote were as follows:

	For		Withheld		Broker Non-Votes
	Votes	Percentage of Shares Present	Votes	Percentage of Shares Present
Scott P. Anderson	78,010,008	96.54%	2,796,629	3.46%	10,220,510
John D. Buck	79,990,923	98.99%	815,714	1.01%	10,220,510
Jody H. Feragen	80,192,714	99.24%	613,923	0.76%	10,220,510
Sarena S. Lin	79,929,492	98.91%	877,145	1.09%	10,220,510
Ellen A. Rudnick	79,572,808	98.47%	1,233,829	1.53%	10,220,510
Neil A. Schrimsher	80,183,288	99.23%	623,349	0.77%	10,220,510
Les C. Vinney	80,345,426	99.43%	461,211	0.57%	10,220,510
James W. Wiltz	79,792,213	98.74%	1,014,424	1.26%	10,220,510

Proposal No. 2: Advisory Approval of Our Executive Compensation Program

The proposal regarding advisory approval of the Company’s executive compensation program was approved. The results of the vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage of Shares Present	Votes	Percentage of Shares Present	Votes	Percentage of Shares Present
78,194,918	96.77%	2,403,076	2.97%	208,643	0.26%	10,220,510

Proposal No. 3: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2017 was approved. The results of the vote were as follows:

For		Against		Abstain
Votes	Percentage of Shares Present	Votes	Percentage of Shares Present	Votes	Percentage of Shares Present
90,100,533	98.98%	879,834	0.97%	46,780	0.05%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: September 14, 2016	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary